UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SHOALS TECHNOLOGIES GROUP, INC.
(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

You invested in SHOALS TECHNOLOGIES GROUP, INC. and it’s time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on May 2, 2024.

Get informed before you vote

View the Notice & Proxy Statement and Form 10-K wrap online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 18, 2024. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

* Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the
upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Election of Class III Director Nominees.
	Nominees:	For
01) Brad Forth 02) Robert Julian 03) Brandon Moss
2.	Approval, by an advisory vote, of the compensation of the Company’s Named Executive Officers (i.e., “say-on-pay” proposal).	For
3.	Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to declassify the Board of Directors and phase-in annual director elections.	For
4.	Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to provide for exculpation of certain officers of the Company as permitted by recent amendments to Delaware law.	For
5.	The ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024.	For
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

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